UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2017

SEVEN STARS CLOUD GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35561	20-1778374
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 4 Drive-in Movie Theater Park, No. 21 Liangmaqiao Road,
Chaoyang District, Beijing, China 100125
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 212-206-1216

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into A Material Definitive Agreement

On December 18, 2017, Seven Stars Cloud Group, Inc. (the “Company” or “SSC”) entered into a Stock Purchase Agreement (the “DBOT Purchase Agreement”) with Delaware Board of Trade Holdings, Inc. (“DBOT”) and each of the parties listed on the signature page of the DBOT Purchase Agreement (each a “Seller” and collectively referred to herein as the “Sellers”) pursuant to which each Seller agreed to sell such number of shares of common stock of DBOT set forth opposite each Seller’s name on Schedule A of the DBOT Purchase Agreement to the Company and the Company issued an aggregate of 1,627,869 shares of Common Stock of the Company to the Sellers. Pursuant to the terms of the DBOT Purchase Agreement, the Company’s President and Chief Revenue Officer, Robert G. Benya, will become a member of DBOT’s Board of Directors. Each Seller agreed to a 1 year lock up period for the Company shares of common stock received by each Seller pursuant to the DBOT Purchase Agreement. The foregoing description of the DBOT Purchase Agreement is not purported to be complete and is qualified in its entirety by reference to the complete text of such agreement which we will file as an exhibit to our next Annual Report on Form 10-K.

Item 3.02	Unregistered Sales of Equity Securities.

The information pertaining to the sale of shares of the Company’s common stock discussed in Item 1.01 of this Form 8-K is incorporated herein by reference in its entirety. The Company issued the shares of its Common Stock in reliance on exemptions from registration provided by Section 4(a)(2) of the Securities Act, Rule 506 of Regulation D promulgated thereunder and/or Regulation S under the Securities Act.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders (the “Annual Meeting”) of the Company was held on December 20, 2017. At the Annual Meeting, the shareholders voted on the following proposals and cast their votes as described below.

Proposal 1. Holders of the Company’s Common Stock and Series A Preferred Stock, voting together as a single class, elected seven directors to the Company’s Board of Directors to hold office for a one-year term until the annual meeting of shareholders in 2018 and until their successors are re-elected and qualified. The votes for each of the nominees were as follows:

	For	Withheld	Abstained	Broker Non-Votes
Bruno Wu	43,585,260	11,690	-	6,360,976
Shane McMahon	43,088,920	508,030	-	6,360,976
Robert Benya	43,585,983	10,967	-	6,360,976
James Cassano	43,585,745	11,205	-	6,360,976
Jerry Fan	43,582,492	14,458	-	6,360,976
Jin Shi	43,565,513	31,437	-	6,360,976
Xin Wang	43,582,758	14,192	-	6,360,976

Proposal 2. Shareholders ratified the selection of Grant Thornton, LLP as independent registered public accounting firm for the fiscal year ending December 31, 2017. The votes regarding this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
49,771,414	111,491	75,021	-

2.

Item 8.01	Other Events.

On December 20, 2017, the Company issued a press release announcing the entry into the DBOT Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description

99.1	Press Release, dated December 20, 2017.

sIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEVEN STARS CLOUD GROUP, INC.

Date: December 22, 2017	By:	/s/ Bruno Wu
Bruno Wu
Chief Executive Officer

3.